UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 3, 2010

Globotek Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151840	45-0557179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Severnaya Street, Togliatti, Samara Region, Russia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
7 8482 319999

25 Jenna :Lane, Staten Island, New York 10304
(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2010, Veronica Palterovich resigned from her position as a member of the board of directors of Globotek Holdings, Inc. (the “Company”).  There were no disagreements or dispute between Ms. Palterovich and the Company which led to her resignation. Her resignation was effective immediately.

On December 30, 2010, Jacob Finkelshteyn was appointed as a member of the board of directors of the Company. He founded and has served as President of The Finkelshteyn Group, P.A., an accounting and tax advisory firm since January 2009. Prior to founding The Finkelshteyn Group, Mr. Finkelshteyn served as Corporate Controller of Eurotrade Capital LLC, a real estate hedge fund, from January 2008 through November 2008. From January 2007 through December 2007, Mr. Finkelshteyn served as Manager of Corporate Development of AutoNation, Inc. He also served as Corporate Controller of Nival Interactive, Inc. from March 2006 through December 2006 and as Internal Audit Manager of AutoNation, Inc. from October 2003 through February 2006. Mr. Finkelshteyn is 36 years old and is licensed as a Certified Public Accountant. He received his Masters in International Affairs from Columbia University in 2003.  He received his Bachelors degree from the University of Houston in 1999. Mr. Finkelshteyn has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBOTEK HOLDINGS, INC.

Date: January 7, 2011	By:	/s/ Vladislav Feliksovich Tenenbaum
Vladislav Feliksovich Tenenbaum
President